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Exhibit 3.1.2 Articles Of Amendment


                              ARTICLES OF AMENDMENT
                         TO ARTICLES OF INCORPORATION OF
                              ARMOR SOFTWARE, INC.


PURSUANT TO THE PROVISIONS OF SECTION 607.1006, FLORIDA STATUTES, THIS FLORIDA PROFIT CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF
INCORPORATION:

FIRST:  Amendment adopted:

                  ARTICLE I IS HEREBY AMENDED TO READ AS FOLLOWS:

              THE NAME OF THE CORPORATION IS ARMOR ENTERPRISES INC.

SECOND:  There is no change to the authorized capital of the corporation.

THIRD:  The date of the amendment's adoption is August 26, 1999.

FORTH:  Adoption of Amendments:

The amendment was approved by shareholders. The number of votes cast for the amendment was sufficient for approval.

Signed this 30th day of August, 1999.


/S/ THOMAS A. BRAUN
-------------------
Thomas A. Braun, President


                                        Prepared by:  Thomas A. Braun
                                                      #309 - 837 W. Hastings St.
                                                      Vancouver, BC  V6C 3N6
                                                      Tel:  (604) 605-0507
                                                      Fax:  (604) 605-0508